[MUTUALFIRST FINANCIAL LETTERHEAD]

March 24, 2006

Dear Fellow Stockholder:

            On behalf of the Board of Directors and management of MutualFirst Financial, Inc., we cordially invite you to attend the Annual Meeting of Stockholders of the Company. The meeting will be held at 3:00 p.m., local time, on Wednesday, April 26, 2006, at the Company's main office, located at 110 E. Charles Street, Muncie, Indiana. The Annual Meeting will include management's report to you on the Company's 2005 financial and operating performance.

            An important aspect of the Annual Meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon: (1) the election of six directors of the Company, and (2) the ratification of the appointment of BKD, LLP, as the Company's independent auditors.

            Whether or not you plan to attend the Annual Meeting, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

            Your Board of Directors and management are committed to the success of the Company and the enhancement of the value of your investment. As President, I want to express my appreciation for your confidence and support.

Very truly yours, /s/ David W. Heeter David W. Heeter President and Chief Executive Officer

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MUTUALFIRST FINANCIAL, INC.
110 E. Charles Street
Muncie, Indiana 47305-2400
(765) 747-2800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD April 26, 2006

            NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MutualFirst Financial, Inc. will be held as follows:

TIME	3:00 p.m. local time
DATE	Wednesday, April 26, 2006
PLACE	110 E. Charles Street, Muncie, Indiana
ITEMS OF BUSINESS	(1) To elect six directors, five for a term of three years and one for a term of one year.
(2) To ratify the appointment of BKD, LLP as the Company's independent auditors for the fiscal year ending December 31, 2006.
(3) To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.
RECORD DATE	Holders of record of the Company's common stock at the close of business on March 2, 2006 will be entitled to vote at the meeting or any adjournment of the meeting.
ANNUAL REPORT	The Company's Annual Report to Stockholders is enclosed.
PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS /s/ David W. Heeter DAVID W. HEETER President and Chief Executive Officer

Muncie, Indiana
March 24, 2006

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MUTUALFIRST FINANCIAL, INC.
110 E. Charles Street
Muncie, Indiana 47305-2400
(765) 747-2800
__________________________________
PROXY STATEMENT
__________________________________

ANNUAL MEETING OF STOCKHOLDERS
April 26, 2006

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PROPOSAL 2 -- AUDITORS	21
Appointment of Independent Auditors	21

OTHER MATTERS	22

ADDITIONAL INFORMATION	22
Proxy Solicitation Costs	22
Stockholder Proposals for 2007 Annual Meeting	22

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MUTUALFIRST FINANCIAL, INC.
110 E. Charles Street
Muncie, Indiana 47305-2400
(765) 747-2800

__________________________________

PROXY STATEMENT

__________________________________

INTRODUCTION

            The Board of Directors of MutualFirst Financial, Inc., is using this proxy statement to solicit proxies from the holders of the Company's common stock for use at the upcoming Annual Meeting of Stockholders. The annual meeting will be held on Wednesday, April 26, 2006, at 3:00 p.m., local time, at the Company's main office, located at 110 E. Charles Street, Muncie, Indiana. At the annual meeting, stockholders will be asked to vote on two proposals: (1) the election of six directors of the Company, five for a term of three years and one for a term of one year, and (2) the ratification of the appointment of BKD, LLP, as the Company's independent auditors for the fiscal year ending December 31, 2006. These proposals are described in more detail below. Stockholders also will consider any other matters that may properly come before the annual meeting, although the Board of Directors knows of no other business to be presented. Some of the information in this proxy statement relates to Mutual Federal Savings Bank, a wholly owned subsidiary of the Company. Mutual Federal Savings Bank may be referred to from time to time in this proxy statement as the "Bank."

            By submitting your proxy, you authorize the Company's Board of Directors to represent you and vote your shares at the annual meeting in accordance with your instructions. The Board also may vote your shares to adjourn the annual meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the annual meeting.

            The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2005, which includes the Company's audited financial statements, is enclosed. Although the Annual Report is being mailed to stockholders with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated into this proxy statement by reference.

            This proxy statement and the accompanying materials are being mailed to stockholders on or about March 24, 2006.

            Your vote is important. Whether or not you plan to attend the annual meeting, please submit your proxy promptly in the enclosed envelope.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

            At the annual meeting, stockholders will be asked to vote on the following proposals:

Proposal 1.	Election of six directors of the Company, five for a term of three years and one for a term of one year, and

Proposal 2.	Ratification of the appointment of BKD, LLP, as the Company's independent auditors for the fiscal year ending December 31, 2006.

The stockholders also will act on any other business that may properly come before the annual meeting. Members of our management team will be present at the annual meeting to respond to your questions.

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Who is entitled to vote?

            The record date for the annual meeting is March 2, 2006. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting. The only class of stock entitled to be voted at the annual meeting is the Company's common stock. Each outstanding share of common stock is entitled to one vote on each matter presented at the annual meeting. At the close of business on the record date, there were 4,545,000 shares of common stock outstanding.

What if my shares are held in "street name" by a broker?

            If your shares are held in "street name" by a broker, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, your broker will be entitled to vote your shares with respect to "discretionary" items, but your broker will not be permitted to vote your shares with respect to "non-discretionary" items. In the case of non-discretionary items, your shares will be treated as "broker non-votes." Whether an item is discretionary is determined by the exchange rules governing your broker. Each of the proposals described in this proxy statement is considered a discretionary item under the Nasdaq Stock Market rules.

What if my shares are held in the Company's Employee Stock Ownership Plan?

            If you are a participant in the Company's Employee Stock Ownership Plan, the plan trustee is required to vote the shares allocated to your account under the plan in accordance with your instructions. If you do not instruct the trustee how to vote your allocated shares, the trustee may vote your allocated shares in its sole discretion. The trustee must vote the unallocated shares in the same proportion as it is instructed to vote the allocated shares. For example, if on a particular proposal the trustee was instructed to vote 60 percent of the allocated shares "FOR," 35 percent of the allocated shares "AGAINST" and five percent of the allocated shares "ABSTAIN," the trustee would vote 60 percent of the unallocated shares "FOR," 35 percent of the unallocated shares "AGAINST" and five percent of the unallocated shares "ABSTAIN."

How many shares must be present to hold the annual meeting?

            A quorum must be present at the annual meeting for any business to be conducted. The presence at the annual meeting, in person or by proxy, of the holders of at least one-third of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the annual meeting.

What if a quorum is not present at the annual meeting?

            If a quorum is not present at the scheduled time of the annual meeting, the stockholders who are represented may adjourn the annual meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. An adjournment will have no effect on the business that may be conducted at the annual meeting.

How do I vote?

            1. You may vote by mail. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions.

            2. You may vote in person at the annual meeting. If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting. Note, however, that if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy from the holder of your shares indicating that you were the beneficial owner of those shares on March 2, 2006, the record date for voting at the annual meeting. You are encouraged to vote by proxy prior to the annual meeting, even if you plan to attend the meeting.

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Can I change my vote after I submit my proxy?

            Yes, you may revoke your proxy and change your vote at any time before the polls close at the annual meeting by:
  signing another proxy with a later date;
  giving written notice of the revocation of your proxy to the Company's Secretary prior to the annual meeting; or
  voting in person at the annual meeting. Your proxy will not be automatically revoked by your mere attendance at the annual meeting; you must actually vote at the meeting to revoke a prior proxy.
How does the Board of Directors recommend I vote on the proposals?

            Your Board of Directors recommends that you vote:
  FOR the election of the six director nominees to the Board of Directors for their respective terms; and
  FOR the ratification of the appointment of BKD, LLP, as the Company's independent auditors.
What if I do not specify how my shares are to be voted?

            If you submit an executed proxy but do not indicate any voting instructions, your shares will be voted:
  FOR the election of the six director nominees to the Board of Directors; and
  FOR the ratification of the appointment of BKD, LLP, as the Company's independent auditors.
Will any other business be conducted at the annual meeting?

            The Board of Directors knows of no other business that will be presented at the annual meeting. If, however, any other proposal properly comes before the stockholders for a vote at the annual meeting, the Board of Directors, as holder of your proxy, will vote your shares in accordance with its best judgment.

How many votes are required to elect the director nominees?

            The affirmative vote of a plurality of the votes cast at the annual meeting is required to elect the nominees as directors. This means that the six director nominees will be elected if they receive more affirmative votes than any other persons nominated for election. No persons have been nominated for election other than the six nominees named in this proxy statement. If you vote "Withheld" with respect to the election of one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

            If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the Board of Directors, as holder of your proxy, will vote your shares for the substitute nominee, unless you have withheld authority to vote for the nominee replaced.

How many votes are required to ratify the appointment of the Company's independent auditors?

            The ratification of the appointment of BKD, LLP, as the Company's independent auditors requires the affirmative vote of a majority of the votes cast in person or by proxy, at the annual meeting.

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How will abstentions be treated?

            If you abstain from voting, your shares will still be included for purposes of determining whether a quorum is present. Because directors will be elected by a plurality of the votes cast, abstaining is not offered as a voting option for Proposal 1. If you abstain from voting on Proposal 2, the ratification of the appointment of BKD, LLP, as the Company's independent auditors, your shares will not be included in the number of shares voting on the proposal and, consequently, your abstention will have no effect on the proposal.

How will broker non-votes be treated?

            Shares treated as broker non-votes on one or more proposals will be included for purposes of calculating the presence of a quorum but will not be counted as votes cast. Consequently, broker non-votes will have no effect on Proposal 1 or Proposal 2. If, as expected, Proposals 1 and 2 are considered "discretionary items," there will be no broker non-votes on these proposals.

STOCK OWNERSHIP

Stock Ownership of Significant Stockholders, Directors and Executive Officers

            The following table shows, as of March 2, 2006, the beneficial ownership of the Company's common stock by:
  any persons or entities known by management to beneficially own more than five percent of the outstanding shares of Company common stock;

  each director and director nominee of the Company;

  each executive officer of the Company and the Bank named in the "Summary Compensation Table" appearing below; and

  all of the executive officers and directors of the Company and the Bank as a group.
            The address of each of the beneficial owners, except where otherwise indicated, is the same address as the Company's. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of the Company. As of March 2, 2006, there were 4,545,000 shares of Company common stock issued and outstanding.

            Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options held by that person that are currently exercisable or exercisable within 60 days after March 2, 2006, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

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Name of Beneficial Owner	Beneficial Ownership	Percent of Common Stock Outstanding
Significant Stockholders
Mutual Federal Savings Bank Employee Stock Ownership Plan 110 E. Charles Street Muncie, Indiana 47305-2400	445,819(1)	9.8%
Private Capital Management 8889 Pelican Bay Boulevard Naples, Florida 34108	417,659(2)	9.2%
Directors and Executive Officers(3)
Wilbur R. Davis, Director and Chairman of the Board	69,500(4)	1.5%
David W. Heeter, Director, President and Chief Executive Officer	94,313(5)	2.1%
Patrick C. Botts, Director and Executive Vice President	61,962(6)	1.4%
R. Donn Roberts, Director	176,738(7)	3.9%
Linn A. Crull, Director	67,500(8)	1.5%
Edward J. Dobrow, Director	69,500(9)	1.5%
William V. Hughes, Director	42,000(10)	*
Jon R. Marler, Director	19,636(11)	*
Jerry D. McVicker, Director	26,394(12)	*
Lynne D. Richardson, Director	5,000	*
James D. Rosema, Director	67,500(13)	1.4%
Steven R. Campbell, Senior Vice President of the Corporate Products and Services Division	28,413(14)	*
Timothy J. McArdle, Senior Vice President, Treasurer	53,994(15)	1.2%
Stephen C. Selby, Senior Vice President of the Operations Division	41,622(16)	*
All executive officers and directors as a group (16 persons)	831,172(17)	18.3%
__________________
*	Less than 1% of outstanding shares.
(1)	Represents shares held by the Mutual Federal Savings Bank Employee Stock Ownership Plan ("ESOP"), 159,761 of which have been allocated to accounts of the ESOP participants. Shares allocated to ESOP participants are reported as of December 31, 2004. First Bankers Trust Company, N.A., the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to participant accounts. Participants are entitled to instruct the trustee as to the voting of shares allocated to their accounts. For each issue voted upon by the Company's stockholders, the unallocated shares held by the ESOP are voted by the ESOP trustee in the same proportion as the trustee is instructed by participants to vote the allocated shares. Allocated shares as to which the ESOP trustee receives no voting instructions are voted by the trustee in its discretion.
(2)	As reported by Private Capital Management ("PCM") and two of PCM's principals in a statement dated February 14, 2006, on Schedule 13G under the Securities and Exchange Act of 1934. PCM reported shared voting power and shared dispositive power over all shares of common stock in its capacity as an investment advisor.
(3)	Included in the shares beneficially owned by the listed individuals are currently exercisable options to purchase shares of Company common stock as follows:
Mr. Davis - 20,000	Mr. Heeter - 65,000	Mr. Botts - 40,000	Mr. Roberts - 65,200
Mr. Crull - 20,000	Mr. Dobrow - 20,000	Mr. Hughes - 20,000	Mr. Marler - 11,912
Mr. McVicker - 5,000	Ms. Richardson - 5,000	Mr. Rosema - 20,000	Mr. Campbell - 10,000
Mr. McArdle - 12,690	Mr. Selby - 21,000
(4)	Includes 20,000 shares owned by Mr. Davis' spouse.
(5)	Includes 5,000 shares owned jointly with Mr. Heeter's spouse and 4,032 shares allocated to Mr. Heeter in the ESOP.
(6)	Includes 5,000 shares owned jointly with Mr. Botts' spouse and 360 shares owned by Mr. Botts' spouse and 3,622 shares allocated to Mr. Botts in the ESOP.
(7)	Includes 50,000 shares owned by Mr. Roberts' spouse.
(8)	Includes 20,000 shares owned by Mr. Crull's spouse.
(9)	Includes 40,000 shares owned jointly with Mr. Dobrow's spouse.
(10)	Includes 15,000 shares owned jointly with Mr. Hughes' spouse and 500 shares owned by Mr. Hughes' spouse.
(11)	Includes 6,734 shares owned jointly with Mr. Marler's spouse.

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(12)	Includes 11,394 shares owned jointly with Mr. McVicker's spouse and 10,000 shares owned by Mr. McVicker's spouse.
(13)	Includes 20,000 shares owned jointly with Mr. Rosema's spouse.
(14)	Includes 2,100 shares owned jointly with Mr. Campbell's spouse and 4,633 shares allocated to Mr. Campbell in the ESOP.
(15)	Includes 20,000 shares owned by Mr. McArdle's spouse and 4,464 shares allocated to Mr. McArdle in the ESOP.
(16)	Includes 9,000 shares owned jointly with Mr. Selby's spouse and 4,409 shares allocated to Mr. Selby in the ESOP.
(17)	This amount includes 342,802 shares of common stock subject to currently exercisable stock options held by directors and executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

            Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's common stock, to report to the SEC their initial ownership of the Company's common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this proxy statement any late filings or failures to file.

            A Form 3 filed for James L. Widner, Vice President of the Company on December 23, 2005 was not deemed timely filed, because it failed to include his ownership of 100 shares. The amended Form 3 disclosing that ownership was filed on January 5, 2006. To the Company's knowledge, based solely on its review of the copies of these reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to the Company's executive officers and directors during the fiscal year ended December 31, 2005, were met, except for Mr. Widner's late filing.

PROPOSAL 1 - ELECTION OF DIRECTORS

General

            The Company's Board of Directors consists of eleven directors divided into three classes. Directors in each class generally are elected to serve for three-year terms that expire in successive years. The term of one of the classes of the Company's directors will expire at the annual meeting. Julie A. Skinner resigned as Vice Chairman and a director, effective at the end of 2005. Effective October 12, 2005, Lynne D. Richardson was appointed as a director of the Company in the class of directors with terms expiring in 2007. Pursuant to the charter of the Company, that appointment is effective until the next annual meeting, and the stockholders must elect Ms. Richardson to serve for the balance of her remaining term.

Nominees and Directors

            The Company has nominated Patrick C. Botts, William V. Hughes, Jerry D. McVicker, R. Donn Roberts and James D. Rosema for election as directors for three-year terms expiring at the annual meeting of stockholders to be held in 2009. It also has nominated Lynne D. Richardson for election as a director for the remaining one year of a term expiring at the annual meeting of stockholders to be held in 2007. These six individuals currently serve as directors of the Company and the Bank.

            The nominees have each consented to being named in this proxy statement and agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the Board of Directors, as holder of your proxy, will vote your shares for the substitute nominee, unless you have withheld authority to vote for the nominee replaced.

            The affirmative vote of a plurality of the votes cast at the annual meeting is required to elect the six nominees as directors. Your Board of Directors recommends that you vote "FOR" the election of each of the nominees.

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            The following tables set forth, with respect to each nominee and each continuing director, his or her name and age, the year in which he or she first became a director of the Bank, and his or her principal occupation and business experience during the past five years. Directors Crull, Davis, Dobrow, Hughes, Roberts and Rosema have served as directors of the Company since its formation in 1999. Directors Marler and McVicker have served as directors of the Company since 2000. Directors Botts and Heeter have served as directors of the Company since November 1, 2003. Director Richardson has served as a director of the Company since October 2005.

Nominee for Election as Director for Remaining One Year Term Expiring at the 2007 Annual Meeting
Director, Year First Became Director of Bank	Age	Principal Occupation and Business Experience
Lynne D. Richardson, 2005	46	Dean and Professor of Marketing of the Miller College of Business at Ball State University since 2001. From 1999 to 2001, she was Associate Dean for Undergraduate Programs and External Relations, School of Business, University of Alabama at Birmingham.

Nominees for Election as Directors for Three-Year Terms Expiring at the 2009 Annual Meeting
Director, Year First Became Director of Bank	Age	Principal Occupation and Business Experience
Patrick C. Botts, 2003	42	Executive Vice President of the Company and President and Chief Operating Officer of the Bank since November 2003. Prior to that appointment, he served as the Executive Vice President and Chief Operating Officer of the Bank since April 2002. From 2001 to 2002, he served as Vice President of Human Resources, Marketing and Administration of the Bank. Prior to 2001, he served as Vice President of Retail Lending for the Bank and has been employed by the Bank since 1986.
William V. Hughes, 1999	58	Partner in the law firm of Beasley & Gilkison, LLP, Muncie, Indiana, since 1977, which serves as general counsel to the Bank; advisory director to the Bank from January 1995 to April 1999.
Jerry D. McVicker, 2000	60	Retired Administrator for Marion Community Schools, where he had served since 1996; Mr. McVicker served as a director of Marion Capital Holdings, Inc., which merged with MutualFirst in December 2000.
R. Donn Roberts, 1985	67	Retired in 2003 as President and Chief Executive Officer of the Company, positions held since its formation in 1999, and as President and Chief Executive Officer of the Bank, positions held since 1985. Mr. Roberts was employed by the Bank in various other capacities since 1965.
James D. Rosema, 1998	59	President of Rosema Corporation since 1972, an interior finishing company located in Muncie and Fort Wayne, Indiana.

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Directors Continuing in Office
Director, Year First Became Director of Bank	Age	Principal Occupation and Business Experience

Terms Expiring at the 2007 Annual Meeting
Edward J. Dobrow, 1988	58	President and owner of D&M Leasing since September 2001, a property development company located in Muncie, Indiana; Mr. Dobrow was the president and owner of Dobrow Industries from 1981 to September 2001, a scrap metal processing company located in Muncie, Indiana.
David W. Heeter, 2003	44	President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank since 2003. In 2002, he became the Executive Vice President of the Company and the Bank. From 2001 to 2002, he served as Executive Vice President and Chief Operating Officer of the Bank. Prior to 2001, he served as Vice President of Human Resources, Marketing and Administration of the Bank. He started with the Bank in 1986.

Terms Expiring at the 2008 Annual Meeting
Director, Year First Became Director of Bank	Age	Principal Occupation and Business Experience
Linn A. Crull, 1997	50	Certified Public Accountant; member of the accounting firm of Whitinger & Company, LLC, Muncie, Indiana, since 1979.
Wilbur R. Davis, 1991	51	Chairman of the Boards of Directors of the Company and the Bank; President and co-founder of Ontario Systems Corporation, a computer software company located in Muncie, Indiana, since 1980.
Jon R. Marler, 2000	55	President and owner of Carico Systems since 1999, a distributor of heavy duty wire containers and material handling carts in Fort Wayne, Indiana; Mr. Marler is also Senior Vice President of Ralph M. Williams and Associates a real estate developer located in Marion, Indiana, since 1987; Mr. Marler served as a director of Marion Capital Holdings, Inc., which merged with MutualFirst in December 2000.

Board of Directors' Meetings and Committees and Corporate Governance Matters

            Board and Committee Meetings of the Company. Meetings of the Company's Board of Directors are generally held on a monthly basis. The Company's Board of Directors held 13 meetings and one special meeting during the fiscal year ended December 31, 2005, all directors of the Company attended more than 75 percent of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served.

            The Board of Directors of the Company has standing Audit/Compliance, Compensation, Finance and Nominating Committees. The Board of Directors has adopted written charters for the Audit/Compliance Committee, the Compensation Committee and the Nominating Committee. The Board of Directors also adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. You may obtain a copy of these documents free of charge by writing to the Corporate Secretary of the Company, 110 E. Charles Street, Muncie, Indiana 47305-2400 or by calling (765) 747-2800. In addition, the Code of Business Conduct and Ethics has been filed with the SEC as Exhibit 14 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

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            The Board has determined that Directors Crull, Davis, Dobrow, Marler, McVicker, Richardson and Rosema, constituting a majority of the Board members, are "independent directors," as that term is defined in the Nasdaq listing standards. Stockholders may communicate directly with the Board of Directors by sending written communications to the Chairman of the Board.

            The Audit/Compliance Committee is comprised of Directors Crull (Chairman), Davis, Dobrow, Marler, McVicker, Richardson and Rosema all of whom are "independent directors" under the Nasdaq listing standards. The Board of Directors has determined that Director Crull is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K of the Securities and Exchange Commission and that all of the Audit Committee members meet the independence and financial literacy requirements under the Nasdaq listing standards. In 2005, this Committee met four times. This Committee is responsible for hiring, terminating and/or reappointing the Company's independent auditor and for reviewing the annual audit report prepared by our independent auditors. The functions of the Audit/Compliance Committee also include:
  approving non-audit and audit services to be performed by the independent auditors;

  reviewing and approving all related party transactions for potential conflict of interest situations;

  reviewing and assessing the adequacy of the Audit/Compliance Committee Charter on an annual basis;

  reviewing significant financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures;

  ensuring the existence of effective accounting and internal control systems; and

  overseeing the entire audit function of the Company, both internal and independent.
            The Compensation Committee currently is comprised of five independent directors, including Directors McVicker (Chairman), Davis, Rosema, Crull and Marler. This Committee administers the Company's 2000 Stock Option and Incentive Plan and the 2000 Recognition and Retention Plan and reviews overall compensation policies for the Company. Since the Company does not pay any salaries to its officers or employees, all compensation matters, except for stock-based compensation awards, are addressed by the Bank's Board of Directors Compensation Committee. The Company's Compensation Committee met six times during the fiscal year ended December 31, 2005.

            The Finance Committee is comprised of the full Board of Directors, with Director Dobrow as Chairman. The Finance Committee meets on an as-needed basis and deals with large financial transactions such as mergers and acquisitions. This committee did not meet during the fiscal year ended December 31, 2005.

            The Nominating Committee is composed of Directors Dobrow, McVicker and Rosema. The committee is primarily responsible for selecting nominees for election to the Board. The Nominating Committee generally meets once per year to make nominations. The Nominating Committee will consider nominees recommended by stockholders in accordance with the procedures in the Company's bylaws, but the Nominating Committee has not actively solicited such nominations. The Nominating Committee has the following responsibilities:
  recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

  recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company's charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company's communities and shared values, as well as overall experience in the context of the needs of the Board as a whole;

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  review nominations submitted by stockholders, which have been addressed to the Corporate Secretary, and which comply with the requirements of the Company's charter and bylaws;

  consider and evaluate nominations from stockholders using the same criteria as all other nominations;

  annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and

  perform any other duties or responsibilities expressly delegated to the Committee by the Board.

            Nominations, other than those made by the Nominating Committee, must be made pursuant to timely notice in writing to the Corporate Secretary as set forth in Article I, Section 1.09 of the Company's bylaws. In general, to be timely, a stockholder's notice must be received by the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; however, if less than 100 days' notice of the date of the scheduled annual meeting is given by the Company, the stockholder has until the close of business on the tenth day following the day on which notice of the date of the scheduled annual meeting was made. The stockholder's notice must include the information set forth in Article I, Section 1.09 of the Company's bylaws, which includes the following:
  as to each person whom a stockholder proposes to nominate for election as a director: all information relating to the proposed nominee that is required to be disclosed in the solicitation of proxies for election as directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934; and

  as to the stockholder giving the notice: the name and address of the stockholder as they appear on the Company's books and the number of shares of the Company's common stock beneficially owned by the stockholder.
The foregoing description is a summary of the Company's nominating process. Any stockholder wishing to propose a director candidate to the Company should review and must comply in full with the procedures set forth in the Company's charter and bylaws and in Maryland law. During the fiscal year ended December 31, 2005, the Board of Directors was responsible for selecting director nominees and met four times with respect to the selection of director nominees.

            Board and Committee Meetings of the Bank. The Bank's Board of Directors generally meets monthly. The Bank's Board of Directors met 14 times during the fiscal year ended December 31, 2005, including two special meetings. No director of the Bank attended fewer than 75 percent of the aggregate of the total number of Board meetings, and the total number of meetings held by the committees of the Board of Directors on which he or she served during the fiscal year ended December 31, 2005.

            The Bank has standing Audit/Compliance, Compensation, Finance and Nominating Committees.

            The Audit/Compliance Committee is comprised of Directors Crull (Chairman), Davis, Dobrow, Marler, McVicker, Richardson and Rosema who are all "independent directors" under the Nasdaq listing standards. The Audit/Compliance Committee meets quarterly or more often, as needed. The Audit/Compliance Committee recommends the Bank's independent auditors and reviews the audit report prepared by the independent auditors. This Committee met four times in the fiscal year ended December 31, 2005.

            The Bank's Compensation Committee is responsible for reviewing all issues pertaining to compensation and for recommending all changes to employee benefit plans. The Compensation Committee, which has the identical make-up as the Company's Compensation Committee, met six times during the fiscal year ended December 31, 2005. The Compensation Committee is responsible for:
  determining compensation to be paid to its officers and employees, which are based on the recommendation of Mr. Heeter, except that compensation paid to Mr. Heeter is determined based on the recommendation of a majority of the independent directors, and Mr. Heeter is not present during voting or deliberations concerning his compensation;

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  overseeing the administration of the employee benefit plans covering employees generally; and

  reviewing the compensation policies.
            The Finance Committee is comprised of the full Board of Directors with Director Dobrow as Chairman. The Finance Committee meets quarterly or more often as needed. The Finance Committee assesses asset quality and interest rate risk. This committee met four times in the fiscal year ended December 31, 2005.

Directors' Compensation

            Each director of the Company also is a director of the Bank. For the fiscal year ended December 31, 2005, each director received an annual fee of $25,200 for serving on the Bank's Board of Directors except for Directors Botts and Heeter, who were compensated as officers of the Bank. In addition to the annual director fee, Mr. Davis receives $5,000 per year for serving as Chairman of the Board of Directors of the Bank. Directors are not compensated for their service on the Company's Board of Directors.

            The Bank maintains deferred compensation arrangements with some directors which allows them to defer all or a portion of their Board fees and receive income when they are no longer active directors. Deferred amounts earn interest at the rate of 10 percent per year.

Certain Business Relationships

            Director Hughes is a partner in the law firm of Beasley & Gilkison LLP. The firm receives a retainer fee to serve as general counsel to the Bank on real estate and litigation matters. Mr. Hughes' firm received $132,954 for professional services rendered to the Bank during the year ended December 31, 2005.

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Summary Compensation Table

            The following table sets forth information concerning the compensation paid by the Bank to the President and Chief Executive Officer of the Company and the Bank and the four other most highly compensated executive officers whose salary and bonus during the fiscal year ended December 31, 2005, exceeded $100,000. We will use the term "named executive officers" from time-to-time in this proxy statement to refer to the officers listed in the table below.

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation ($)(1)	Restricted Stock Award ($)	Options (#)	All Other Compen- sation(4)

David W. Heeter, President and Chief Executive Officer	2005	$210,000	$19,001	---	---	---	$43,012(5)
	2004	192,500	---	---	---		39,186
	2003	150,297	32,591	---	378,601(2)	45,000	29,289

Patrick C. Botts, Executive Vice President	2005	$170,000	$14,100	---	---	---	$35,530(6)
	2004	154,000	---	---	---	---	31,381
	2003	124,030	22,669	---	259,600(3)	30,000	23,689

Timothy J. McArdle, Senior Vice President, Treasurer and Chief Financial Officer	2005	$160,000	$12,064	---	---	---	$62,533(7)
	2004	150,000	---	---	---	---	59,055
	2003	142,000	27,541	---	---	---	52,000

Steven R. Campbell, Senior Vice President, Corporate Products and Services Division	2005	$149,000	$11,235	---	---	---	$105,017(8)
	2004	143,000	---	---	---	---	95,284
	2003	137,000	26,571	---	---	---	83,722

Stephen C. Selby, Senior Vice President, Operations Division	2005	$138,500	$10,443	---	---	---	$63,948(9)
	2004	133,000	---	---	---	---	59,782
	2003	127,500	24,729	---	---	---	51,661
______________________________

(1)	The Bank provides certain senior officers with automobile expenses and club membership dues. This amount does not include personal benefits or perquisites that did not exceed the lesser of $50,000 or 10 percent of the named individual's salary and bonus.

(2)	Represents the aggregate dollar value on the date of grant of the 14,584 shares of MutualFirst Financial's common stock awarded to Mr. Heeter under the 2000 Recognition and Retention Plan. The restricted stock award vests in five equal annual installments with the first installment of the award vesting on March 20, 2005, and the remaining shares vesting 20 percent annually on March 20 of each succeeding year through 2009, subject to Mr. Heeter's continued employment with the Company. Mr. Heeter is entitled to vote and receive all dividends paid on the restricted shares. At December 31, 2005, 11,668 of those shares were subject to restrictions, and the aggregate dollar value of these restricted shares was $256,696.

(3)	Represents the aggregate dollar value on the date of grant of the 10,000 shares of MutualFirst Financial's common stock awarded to Mr. Botts under the 2000 Recognition and Retention Plan. The restricted stock award vests in five equal annual installments with the first installment of the award vesting on March 20, 2005, and the remaining shares vesting 20 percent annually on March 20 of each succeeding year through 2009, subject to Mr. Botts's continued employment with the Company. Mr. Botts is entitled to vote and receive all dividends paid on the restricted shares. At December 31, 2005, 8,000 of those shares were subject to restrictions, and the aggregate dollar value of shares was $176,000.

(4)	Represents, in the aggregate for the named executive officers: (i) $94,400 accrued under the Bank's Supplemental Executive Retirement Plan; (ii) $90,826 in matching contributions by the Bank under the Executive Deferral Program and earnings on amounts held in that plan; (iii) $28,328 in contributions by the Bank under its 401(k) plan; (iv) $5,162 in term life insurance premiums paid by the Bank on behalf of the officers; and (v) $91,324 in contributions under the ESOP. The contributions under the ESOP are as of December 31, 2004. All other amounts are for the year ended December 31, 2005. Each of the named executive officers also is entitled to an allocation under the ESOP for the fiscal year ended December 31, 2005; however, the exact amount of these allocations was not known when this proxy statement was prepared.

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(5)	Includes $3,606 accrued under the Bank's Supplemental Executive Retirement Plan, $10,735 in a matching contribution by the Bank under the Executive Deferral Program and earnings on amounts held in that plan, $6,450 in contributions by the Bank under its 401(k) plan, $1,310 in term life insurance premiums paid by the Bank on behalf of Mr. Heeter and $20,911 in contributions under the ESOP.

(6)	Includes $2,106 accrued under the Bank's Supplemental Executive Retirement Plan, $8,198 in a matching contribution by the Bank under the Executive Deferral Program and earnings on amounts held in that plan, $5,723 in contributions by the Bank under its 401(k) plan, $1,060 in term life insurance premiums paid by the Bank on behalf of Mr. Botts and $18,443 in contributions under the ESOP.

(7)	Includes $19,858 accrued under the Bank's Supplemental Executive Retirement Plan, $17,819 in a matching contribution by the Bank under the Executive Deferral Program and earnings on amounts held in that plan, $5,647 in contributions by the Bank under its 401(k) plan, $998 in term life insurance premiums paid by the Bank on behalf of Mr. McArdle and $18,211 in contributions under the ESOP.

(8)	Includes $51,328 accrued under the Bank's Supplemental Executive Retirement Plan, $29,792 in a matching contribution by the Bank under the Executive Deferral Program and earnings on amounts held in that plan, $5,443 in contributions by the Bank under its 401(k) plan, $930 in term life insurance premiums paid by the Bank on behalf of Mr. Campbell and $17,524 in contributions under the ESOP.

(9)	Includes $17,502 accrued under the Bank's Supplemental Executive Retirement Plan, $24,282 in a matching contribution by the Bank under the Executive Deferral Program and earnings on amounts held in that plan, $5,065 in contributions by the Bank under its 401(k) plan, $864 in term life insurance premiums paid by the Bank on behalf of Mr. Selby and $16,235 in contributions under the ESOP.

Option Grants During the Fiscal Year Ended December 31, 2005

            No options to acquire shares of Common Stock were granted during the fiscal year ended December 31, 2005 to the named executive officers.

Option Exercise Table

            The following table sets forth the number and value of unexercised stock options held by the named executive officers. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on December 31, 2005, the last trading day in the fiscal year ended December 31, 2005. On that date, the price was $22.00 per share, based on the closing price of the Company's common stock as reported on the Nasdaq Stock Market. These values, unlike the amounts set forth in the column "Value Realized," have not been, and may never be, realized. Actual gains, if any, on exercise will depend on the value of MutualFirst Financial common stock on the date of exercise. The Company does not have any outstanding stock appreciation rights.

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Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values
			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
David W. Heeter, President and Chief Executive Officer	---	---	65,000(1)	0	$150,000	---
Patrick C. Botts, Executive Vice President	---	---	40,000(1)	0	$75,000	---
Timothy J. McArdle, Senior Vice President, Treasurer and Chief Financial Officer	---	---	12,690	0	$95,175	---
Steven R. Campbell, Senior Vice President, Corporate Products and Services	5,000	37,500	15,000	0	$112,500	---
Stephen C. Selby, Senior Vice President, Operations Division	4,000	30,000	21,000	0	$157,500	---
(1)	Effective December 31, 2005, the Board approved the accelerated vesting of all unvested options to purchase company shares (all of which were out-of-the-money) in order to reduce non-cash compensation expense that otherwise would have been recorded with the Company's income statement in future periods starting in 2006 with the effectiveness of Financial Accounting Standards Board Statement No. 123R ("FASB 123R"). The closing market price of a share of Company stock on December 30, 2005 was $22.00. Mr. Heeter had options for 36,000 shares accelerated, which had a weighted average exercise price of $25.66. Mr. Botts had options for 24,000 shares accelerated, which have a weighted average exercise price of $25.66.

Supplemental Executive Retirement Program

            The Bank maintains a non-qualified supplemental executive retirement program for the benefit of certain senior executives, including those named in the summary compensation table above. The payments under this program are informally funded by life insurance contracts that have been purchased by the Bank. The Bank provides for monthly accruals of specified amounts necessary to meet future benefit obligations for each executive. Accruals for 2005 are shown in footnote (4) to the summary compensation table. Benefits are payable in monthly installments for a period of time upon the executive's retirement, death, voluntary resignation, or termination by the Bank without cause.

            If the employment of a participant is terminated as a result of a change in control of the Bank, the Bank must pay to the participant in a lump sum in cash the present value of the amount of all remaining contributions that would have been made if the participant continued with the Bank until retirement age. If the officers named in the compensation table had been terminated as a result of a change in control of the Bank as of December 31, 2005, and assuming no reduction in the following payments pursuant to Section 280G of the Internal Revenue Code, the Bank would have been required to pay under this supplemental executive retirement program $86,298, $62,791, $236,136, $161,483 and $102,688 to Messrs. Heeter, Botts, McArdle, Campbell and Selby, respectively. See "-- Employment Agreements."

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Executive Deferral Program

            The Bank maintains an executive deferral program for the benefit of certain senior executives, including those named in the summary compensation table. The program provides an additional opportunity for key executives to defer a portion of their income into a non-qualified deferral program to supplement their retirement earnings. For each participant, the Bank matches $.50 for every dollar deferred, up to a specified amount, providing for a benefit up to 10 percent of the participant's anticipated salary at retirement age. Earnings on all funds in this program are paid at a rate of 10 percent. The Bank's 2005 matching contributions for Messrs. Heeter, Botts, McArdle, Campbell and Selby and earnings for the fiscal year ended December 31, 2005, on funds in the program held for Messrs. Roberts, Heeter, Botts, McArdle, Campbell and Selby are shown in footnote (4) to the summary compensation table.

Employment Agreements

            The Bank has entered into three-year employment agreements with Messrs. Heeter, Botts and McArdle. The employment agreements provide for minimum base salaries of $192,500, $154,000 and $150,000, respectively, and for equitable participation in discretionary bonuses awarded to executive employees and in the Bank's other employee benefit plans. Each agreement provides that the executive's employment may be terminated by the Bank or by the executive at any time, and also provides for termination upon the occurrence of certain events specified by federal regulations. If, other than in connection with or within 12 months after a change in control of the Company or the Bank, the executive's employment is terminated by the Bank without cause or by the executive following a material reduction of his duties and responsibilities, the Bank will be required to pay to the executive his then current salary and continue to provide to the executive his employee benefits for the remaining term of the agreement.

            Each employment agreement provides for a lump sum severance payment and continuation of health benefits for the remaining term of the agreement if, in connection with or within 12 months after a change in control of the Company or the Bank, the executive's employment is terminated by the Bank without cause or by the executive following a material reduction of his duties and responsibilities. The maximum value of the change in control severance payment under each employment agreement is 2.99 times the executive's average annual W-2 compensation during the five calendar year period prior to the effective date of the change in control (base amount). Assuming that all three agreements were effective and a change in control had occurred as of December 31, 2005, Messrs. Heeter, Botts and McArdle would be entitled to severance payments of approximately $635,961, $507,741 and $609,691, respectively. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are conditioned upon a change in control. Individuals receiving parachute payments in excess of three times their base amount are subject to a 20 percent excise tax on the amount of the excess payments. If excess parachute payments are made, the Company and the Bank would not be entitled to deduct the amount of the excess payments. Each employment agreement provides that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

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Compensation Committee Report on Executive Compensation

            The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that MutualFirst Financial specifically incorporates it by reference in such filing.

            The Board of Directors of MutualFirst Financial has furnished the following report on executive compensation:

            Mutual Federal Savings Bank's executive compensation programs are administered by the Board of Director's Compensation Committee ("Committee"), which is comprised of five independent non-employee directors. The Committee's responsibilities are described in a written charter adopted by the Board of Directors. The Committee determines and maintains the Bank's executive compensation policies and objectives and reviews and approves all issues pertaining to executive compensation. In addition, the Committee administers the Company's Stock Option and Incentive Plan and the Recognition and Retention Plan. The objective of the Bank's three compensation programs (base salary, short-term incentive bonuses and long-term incentives) is to provide compensation that enables the Bank to attract, motivate and retain talented and dedicated executives, orient its executives toward the achievement of business goals, and link the compensation of its executives to the Company's success. In setting executive compensation and benefits, the Committee takes into account the full compensation package afforded by the Company and the Bank to each individual, including retirement benefits, termination agreements, matching contributions, insurance and other benefits.

Base Salary

            A base salary is established for each executive to reflect the potential contribution of the executive to the achievement of the Bank's business objectives and to be competitive with base salaries paid by other institutions. In determining salaries for the fiscal year ended December 31, 2006, the Committee reviewed several independent surveys and retained Clark Consulting to conduct a competitive compensation study on executive compensation. This review enabled the Committee to compare the Bank's compensation with that of other financial institutions of similar size. The Committee also is cognizant of the salaries paid by other non-financial institution companies in the Bank's market area with which it believes the Bank competes for executives.

            Through its merit increase planning guide, the Bank increases salaries based upon competitive market needs, the Bank's past and expected financial performance and the individual employee's performance.

Annual Incentive Bonus

            All officers of the Bank, including the named executive officers, are eligible to participate in bonuses awarded at the discretion of the Bank's Board of Directors. Bonus amounts are based on a calculation of increased earnings over an expected minimum level of performance. Performance is measured by key performance indicators that represent the achievement of growth, profit, quality and productivity objectives. These targets and key performance indicators are re-evaluated by the Compensation Committee each year. The Compensation Committee recommends a new cash incentive bonus plan for each year for approval by the board of directors.

            The Compensation Committee has established a cash incentive bonus plan for all officers and employees of the Company and the Bank. Bonuses are paid quarterly under this bonus plan, if and to the extent the Company's performance meets or exceeds minimum levels on certain key performance indicators, including loan and deposit growth, net interest margin, fee income, number of customers, number of deposit accounts, the ratio of non-performing loans to total assets, net charge-offs and general and administrative expenses.

            The key performance indicators used to determine whether any bonuses are paid under the bonus plan are the same for all employees. The amounts of the bonuses under the bonus plan are determined by multiplying the employee's salary by the employee's payout percentage. While the payout percentages vary from employee to employee, they increase proportionately for all employees if and to the extent the Company attains a performance level above the minimum threshold. Depending on whether the Company's actual performance is above or below the expected performance level, these percentages may differ from the stated amounts. The maximum payout percentages differ from year-to-year depending on the performance indicators and the Company's operating budget for that year.

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            For the named executive officers, the payout percentages under the 2005 Bonus Plan, if the Company met expected performance levels, were as follows: Mr. Heeter, 18%; Mr. Botts, 16.5%; Mr. McArdle, 15%; Mr. Campbell, 15%; and Mr. Selby, 15%. The performance targets and indicators under the 2005 Bonus Plan were partially met during the fiscal year ended December 31, 2005, so bonuses were paid for that period, though not at the expected payout percentages. The actual payout percentages for the named executive officers under the 2005 Bonus Plan were: Mr. Heeter, 9.1%; Mr. Botts, 8.3%; Mr. McArdle, 7.5%; Mr. Campbell, 7.5%; and Mr. Selby, 7.5%. The amounts of the bonuses under the 2005 Bonus Plan are reported in the summary compensation table.

            The expected payment percentages for the named executive officers under the 2006 Bonus Plan, if the Company meets expected performance levels, are as follows: Mr. Heeter, 11.4%; Mr. Botts, 10.5%; Mr. McArdle, 9.5%; Mr. Campbell, 9.5%; and Mr. Selby, 9.5%.

Long Term Incentives

            In December 2000, stockholders of MutualFirst approved the 2000 Stock Option and Incentive Plan and the 2000 Recognition and Retention Plan. These plans became effective on December 29, 2000. The Committee administers these two long-term incentive stock plans, determines employee eligibility and grants share awards. Generally, both options and restricted stock awards vest in equal annual installments over a period of three to five years.

            The purpose of the 2000 Stock Option and Incentive Plan is to promote the long-term success of the Company and increase stockholder value by:
  attracting and retaining key employees and directors; and

  encouraging directors and key employees to focus on long-range objectives.

            The 2000 Recognition and Retention Plan is a stock-based compensation plan designed to:
  provide directors, advisory directors, officers and employees with a proprietary interest in the Company in a manner designed to encourage such individuals to remain with the Company; and

  reward directors, advisory directors, officers and employees for service.
            The awarding of options under the 2000 Stock Option and Incentive Plan and restricted stock under the 2000 Recognition and Retention Plan is totally discretionary and all awards are based on an assessment of the participant's position, years of service, and contribution to the success and growth of the Company. The Board of Directors believes that both plans link the interests of directors, officers and employees directly to the interests of the stockholders, since the ultimate value of the compensation received under the respective plans is dependent on the stock price. During the fiscal year ended December 31, 2005, the Committee awarded 16,000 stock options and 1,000 shares of restricted stock. None of these awards were to any of the named executive officers.

            During December 2005, the Committee recommended to the Board of Directors and the Board approved the accelerated vesting of outstanding unvested options (none of which were in-the-money) to acquire Company shares in order to reduce the non-cash compensation expense that otherwise would have been recorded beginning in 2006 pursuant to FASB 123R. Options to purchase 60,000 shares that otherwise would have vested equally over the next four years became immediately exercisable on December 31, 2005, which was 100% of unvested options. These accelerated options include 60,000 options held by named executive officers. All the accelerated options have a weighted average exercise price of $25.66, and the closing market price of a share of the Company's stock on December 30, 2005 was $22.00.

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Chief Executive Officer Compensation

            During the 2005 calendar year, the Compensation Committee of Mutual Federal Savings Bank developed a new CEO performance evaluation plan. This plan focuses on a full range of significant Bank-related goals, including the strategic plan, shareholder communications, community relations, leadership and actual performance compared to expected performance goals and peer performance.

            Mr. Heeter's base salary for the fiscal year ended December 31, 2006, was increased by $15,000 from his salary for the fiscal year ended December 31, 2005. The factors in the CEO performance evaluation plan were all considered in determining Mr. Heeter's salary increase. In addition, the Committee evaluated the information available from the Clark Consulting compensation study to ensure that Mr. Heeter's compensation is competitive. Under the 2006 Bonus Plan, Mr. Heeter would receive a bonus equal to 11.4% of his salary, or $25,650, if all of the key performance indicators are met.

            The foregoing report is furnished by the Compensation Committee of the Board of Directors.

Jerry D. McVicker (Chairman)
Wilbur R. Davis
James D. Rosema
Linn A. Crull
Jon R. Marler

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Stockholder Return Performance Presentation

            The line graph below compares the cumulative total stockholder return for the Company's common stock to the cumulative total return of a broad index of the Nasdaq Stock Market and a savings and loan industry index for the period December 31, 2001 through December 31, 2005 (MutualFirst Financial, Inc. became a public company on December 29, 1999). The information presented below assumes $100 was invested on December 31, 2000 in the Company's common stock and in each of the indices and assumes the reinvestment of all dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
MutualFirst Financial Inc.	$100.00	104.64	139.76	180.71	178.79	165.34
Savings and Loans	$100.00	106.31	125.28	174.25	192.99	197.16
Nasdaq Market Index	$100.00	79.71	55.60	83.60	90.63	92.62

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Loans and Other Transactions with Officers and Directors

            The Bank has followed a policy of granting loans to officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those of comparable transactions with non-insiders prevailing at the time, in accordance with the Bank's underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to all directors and executive officers and their associates totaled approximately $2.8 million at December 31, 2005, which was approximately 3.2% of the Company's consolidated stockholders' equity at that date. All loans to directors and executive officers were performing in accordance with their terms at December 31, 2005.

Report of the Audit/Compliance Committee

            The following Report of the Audit/Compliance Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent MutualFirst Financial specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

            Membership and Role of the Audit/Compliance Committee. The Audit/Compliance Committee of MutualFirst Financial, Inc., is comprised of the undersigned directors, each of whom is independent as defined under the National Association of Securities Dealers' listing standards. The Audit/Compliance Committee's responsibilities are described in a written charter adopted by the Board of Directors.

            Management is responsible for the Company's internal controls, financial reporting process and compliance with applicable laws and regulations. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statement in accordance with generally accepted auditing standards and issuing a report thereon. As the members of the Audit/Compliance Committee, it is our responsibility to monitor and oversee these processes.

            As required by our charter, we received and reviewed the report of BKD, LLP, regarding the results of their audit, as well as the written disclosures and the letter from BKD, LLP, required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). We also reviewed and discussed the audited financial statements with Company management. A representative of BKD, LLP, also discussed the independence of BKD, LLP, from the Company with the Audit/ Compliance Committee, as well as the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

            In fulfilling our oversight responsibility of reviewing the services performed by the Company's independent auditors, we carefully reviewed the policies and procedures for the engagement of the independent auditors. We also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. We met with the internal and independent auditors, both with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. We pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent auditors to render an audit or permissible non-audit service, we specifically approve the engagement of our independent auditors to render that service. Accordingly, the Company does not engage our independent auditors to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit/Compliance Committee in advance. As such, the engagement of BKD, LLP, to render 100 percent of the services described in the categories above was approved by the Audit/Compliance Committee in advance of the rendering of those services. We also reviewed and discussed with the independent auditors the fees paid to the independent auditors; these fees are described under "Proposal 2 - Appointment of Auditors - Audit Fees" below.

            The Company's Chief Executive Officer and Chief Financial Officer also reviewed with the Audit/Compliance Committee the certifications that each officer filed with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Management also reviewed with the Audit/Compliance Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

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            Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

            The foregoing report is furnished by the Audit/Compliance Committee:

Linn A. Crull, Chairman
Wilbur R. Davis
Edward J. Dobrow
Jerry D. McVicker
Lynne D. Richardson
James D. Rosema
Jon Marler

PROPOSAL 2 -- AUDITORS

Appointment of Independent Auditors

            During the fiscal year ended December 31, 2005, BKD, LLP provided various audit, audit-related and non-audit services to the Company as follows: (1) the audit of the Company's fiscal 2005 annual financial statements and review of financial statements in the Company's Quarterly Reports on Form 10-Q, and (2) tax and loan review services. The aggregate fees billed to the Company by BKD, LLP, and its affiliates for the fiscal years ended December 31, 2004 and 2005 were as follows:

	Year Ended December 31,
	2005	2004
Audit Fees	$172,512	$162,547
Audit Related Fees (1)	20,866	12,620
Tax Fees (2)	11,070	12,050
All Other Fees (3)	---	7,380
_____________________
(1)	Primarily for assistance with benefit plan issues.
(2)	Primarily for tax compliance, tax advice and tax return preparation services.
(3)	Fees in 2004 were for an evaluation of internal controls over information systems and internet banking.

The Audit/Compliance Committee of the Board has considered whether the services provided as described in sections (a) and (b) above are compatible with maintaining BKD, LLP's independence.

            We are asking our stockholders to ratify the selection of BKD, LLP, as our independent auditors for the fiscal year ending December 31, 2006. In making its determination to reappoint BKD, LLP, the Audit/Compliance Committee of the Board of Directors considered whether the providing of all non-auditing services (and the aggregate fees billed for such services) by BKD, LLP, the principal independent auditors, is compatible with maintaining the principal auditors' independence. A representative of BKD, LLP, is expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

            In the event our stockholders fail to ratify the selection of BKD, LLP, the Audit/Compliance Committee will consider it as a direction to select other auditors for the subsequent fiscal year. Even if the selection of BKD, LLP is ratified, the Audit/Compliance Committee of our Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if our Board determines that such a change would be in the best interest of our company and our stockholders.

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            The Board of Directors recommends that you vote "FOR" the ratification of the appointment of BKD, LLP, as the Company's independent auditors for the fiscal year ending December 31, 2006.

OTHER MATTERS

            The Board of Directors knows of no other business that will be presented at the annual meeting. If any other matter properly comes before the stockholders for a vote at the annual meeting, the Board of Directors, as holder of your proxy, will vote your shares in accordance with its best judgment.

ADDITIONAL INFORMATION

Proxy Solicitation Costs

            The Company will pay the costs of soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's common stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

Stockholder Proposals for 2007 Annual Meeting

            If you intend to present a stockholder proposal at next year's annual meeting, your proposal must be received by the Company at its executive offices, located at 110 E. Charles Street, Muncie, Indiana 47305-2400, no later than November 28, 2006, to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting. Your proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and the Company's certificate of incorporation and bylaws and Maryland law.

            To be considered for presentation at the 2007 annual meeting, but not for inclusion in the Company's proxy statement and form of proxy for that meeting, stockholder proposals must be received by the Company no later than January 27, 2007, and no earlier than December 29, 2006. If, however, the date of the next annual meeting is before March 28, 2007, or after June 27, 2007, proposals must instead be received by the Company no earlier than the 120th day prior to the date of the next annual meeting and no later than the 90th day before the meeting or the 10th day after the day on which notice of the date of the meeting is mailed or public announcement of the date of the meeting is first made.

Proxy Card

REVOCABLE PROXY

MUTUALFIRST FINANCIAL, INC.
ANNUAL MEETING OF SHAREHOLDERS

April 26, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned hereby appoints the members of the Board of Directors of MutualFirst Financial, Inc., and its survivor, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of MutualFirst Financial, Inc. common stock held of record by the undersigned at the close of business on March 2, 2006, at the annual meeting of shareholders, to be held on Wednesday, April 26, 2006, and at any and all adjournments or postponements thereof. The Board of Directors recommends a vote "FOR" each of the listed proposals.

            Should a director nominee be unable to serve as a director, an event that MutualFirst Financial, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

            This proxy may be revoked at any time before it is voted by delivering to the Secretary of MutualFirst Financial, Inc., on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of MutualFirst Financial, Inc. common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

            The undersigned acknowledges receipt from MutualFirst Financial, Inc., prior to the execution of this Proxy, of Notice of Annual Meeting scheduled to be held on April 26, 2006, a Proxy Statement dated on or about March 24, 2006 and MutualFirst Financial, Inc.'s Annual Report to Shareholders for the fiscal year ended December 31, 2005.

Back of Card

REVOCABLE PROXY

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of the proposals set forth herein.

Please mark your votes like this

		FOR	WITHHOLD	FOR ALL EXCEPT
1.	The election of Patrick C. Botts, William V. Hughes, Jerry D. McVicker, R. Donn Roberts and James D. Rosema as directors of MutualFirst Financial, Inc., for a term of three years, and Lynne D. Richardson as a director of MutualFirst Financial, Inc., for the remaining one year of her term.

Instructions: To vote for all nominees mark the box "FOR" with an "X". To withhold your vote for all nominees mark the box "WITHHOLD" with an "X". To withhold your vote for an individual nominee mark the box "FOR ALL EXCEPT" with an "X" and write the name of the nominee on the following line for whom you wish to withhold your vote.

		FOR	AGAINST	ABSTAIN

2.	The ratification of the appointment of BKD, LLP as independent auditors for the Corporation for the fiscal year ending December 31, 2006.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature_________________	Signature _________________	Dated ______________, 2006

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

End.